Exhibit 99.1

NEWS RELEASE

Denver, Colorado (June 3, 2008) - US GOLD CORPORATION (AMEX:UXG - TSX:UXG - Frankfurt:US8) wishes to notify investors that its May 20th, 2008 news release describing the Company’s updated audited resource estimate for the Tonkin property has been clarified below in accordance with Canadian National Instrument 43-101 and separately describes each of the categories of mineralization. US Gold’s previous news release had grouped certain mineral categories. No material changes have been made to the resource estimate. The estimate is calculated based on a gold price of US$575 per ounce. Highlights are listed below:

2008 TONKIN RESOURCE HIGHLIGHTS

•                  Measured and Indicated resource estimate increased to 1,447,000 ounces of gold at a grade of 0.041 opt (1.40 gpt) from 1,266,000 ounces of gold at a grade of 0.043 opt (1.47 gpt) and;

•                  Inferred resource estimate increased to 311,000 ounces of gold at a grade of 0.033 opt gold (1.13 gpt) from 153,000 ounces of gold at a grade of 0.044 opt (1.51 gpt).

•                  New geological understandings and resource modeling have outlined important areas where the current resource has significant potential to grow in size.

•                  Preliminary metallurgical studies using Newmont Mining’s N2TEC patented technology have demonstrated encouraging gold recoveries, significantly enhancing the project’s potential.

Tonkin Project

Cortez Trend, Nevada USA

The Tonkin Project is located in Nevada’s Cortez Trend and 10 miles (16 km) south of Barrick Gold’s large Cortez Hills discovery. Since last reported in 2006, the total Measured and Indicated resource has increased by 14% to 35.6 million tons at a grade of 0.041 opt (1.40 gpt) and the inferred category has increased by 103% to 9.3 million tons at a grade of 0.033 opt (1.13 gpt) (Table 1) (Figure 1). The cutoff grade used for both estimates was 0.018 opt gold (0.6 gpt gold).

The mineral resource estimate is comprised of three separate deposits referred to as North, Central and South. US Gold’s drilling has successfully expanded the size of each deposit and our work indicates there remains significant potential for additional growth (Figure 2).

In addition to increasing the size of the estimated resource and outlining expansion areas, exploration has successfully increased the confidence level in grade and continuity of mineralization. This is highlighted by a 366% increase (820,000 gold ounces versus 176,000 gold ounces) in the total ounces within the measured category. This information is important because US Gold’s additional drilling underscores the consistency of grade and predictability of mineralization and will help aid future exploration and possible mine planning scenarios.

Tonkin 2008 Exploration

During the winter season US Gold’s geological team worked with Ore Reserve Engineering, the author of the new NI 43-101 resource estimate. The team also worked with Diagnos Inc., a leader in artificial intelligence, with the goal of indentifying areas where there is potential to make a new discovery similar in size and grade to Barrick’s Cortez Hills gold deposit and also to expand the lateral and vertical extension of known mineralization (Figure 2).

Based on this work and new geological modeling, US Gold believes there is significant potential to further increase the size of the current resource estimate. With the heavy snow now melted in Nevada, US Gold is preparing to resume its exploration drilling activities at Tonkin, Gold Bar and Limo.

Early Metallurgical Studies

Positive Results

Tonkin previously produced approximately 30,000 ounces of gold from 1985-1989. Production ceased due to poor gold recovery from ore mined in the “Upper Zone”.

As a result of detailed geological studies performed on the Tonkin Project by US Gold, three distinctive zones of gold mineralization have been identified. The level of sulphidation present in each of the zones varies considerably, thus requiring various processing techniques. During the winter season, SGS Lakefield Research performed preliminary metallurgical test work in order to help determine the applicable gold recovery rates using alternative processes.

The “Upper Zone” underwent several tests with Newmont Mining’s N2TEC patented technology showing the best gold recoveries. The initial results were significantly higher than those experienced using traditional floatation methods and US Gold is encouraged about the potential economic impact. Due to the preliminary nature of the tests, additional work will be undertaken in an effort to validate and further enhance the results.

The complete NI 43-101 Technical Report, including methodologies and resource descriptions and discussions can be found on www.usgold.com or on SEDAR www.sedar.com.

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company exploring throughout northeastern Nevada and has recently begun exploration in Mexico. The Company has large land holdings and a strong treasury. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

The resource estimate has been prepared under the guidance of Steve Brown, Chief Geologist who is designated as a Qualified Person with the ability and authority to verify the authenticity and validity of this data. The estimation has been audited by Ore Reserves Engineering, a geological consulting firm based in Denver, Colorado. All samples were analyzed by ALS Chemex.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, resource estimates, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different.

The SEC permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.  We use certain terms in this news release, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” and “inferred,” that the SEC guidelines strictly prohibit us from including in our filings with the SEC. U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves.”  Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute Guide 7 compliant “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures.

This press release also contains information about adjacent properties on which we have no right to explore or mine.  We advise U.S. investors that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC.  U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.

For further information contact:

Ana Aguirre

Manager, Investor Relations

Tel: (647) 258-0395

Toll Free: (866) 441-0690

Fax: (647) 258-0408

info@usgold.com

99 George Street, 3rd Floor

Toronto, ON  M5A 2N4

Table 1

Tonkin - Nevada

NI 43-101 Gold Resources

	2008			2006			(%) Change
	Contained	Grade	Tons	Contained	Grade	Tons	Contained	Tons
	Gold (ounces)	(ounces per ton)	(000’s)	Gold (ounces)	(ounces per ton)	(000’s)	Gold (ounces)	(000’s)

Measured	820,000	0.042	19,338	176,000	0.066	2,654	366	629
Indicated	627,000	0.039	16,246	1,090,000	0.040	27,018	-42	-40
Total Measured & Indicated	1,447,000	0.041	35,584	1,266,000	0.043	29,672	14	20

Total Inferred	311,000	0.033	9,290	153,000	0.044	3,466	103	168

Figure 1 June 03, 2008

Tonkin Resource Est.

North Area
Measured & Indicated: -36,000 oz
Inferred: +129,000 oz
Middle Area
Measured & Indicated: +58,000 oz
Inferred: +56,000 oz
South Area
Measured & Indicated: +159,000 oz
Inferred: -27,000 oz
0 0.5 1
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New Mineralized Resource Areas
Mineralized Resource Areas
* Canadian Resource NI 43-101 Ore Reserve Engineering (May 08)

Figure 2

June 03, 2008

Tonkin Resource Expansion Area

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New Mineralized Resource Areas
2008 Drill Targets

Figure 3 June 03, 2008

Tonkin Resource Comparison
2.0
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Millions of Ounces
Measured
Indicated
Inferred
2008
2006